EXHIBIT 10K


                                    AGREEMENT


     THIS AGREEMENT is made as of July 29, 2003, by and among Chester Valley Bancorp Inc., a Pennsylvania corporation (the "Holding Company"), First Financial Bank, a Pennsylvania-chartered commercial bank (the "Bank"), which is wholly-owned subsidiary of the Holding Company (the Holding Company and the Bank being herein collectively called the "Company"), and Joseph T. Crowley ("Employee").



                                WITNESSETH THAT:


     Background. Employee is currently employed as Bank's Chief Financial
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Officer. Such employment is terminable at will and is not governed by any written employment contract. The parties hereto desire to supplement the terms of Employee's employment as in effect from time to time by including certain mutual covenants more particularly set forth herein.


     NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Severance Compensation and Benefit. Without limiting the parties' rights
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to terminate the Employee's employment at will, for any or no reason, the
Company agrees that if, within one year after the occurrence of a Change in Control (as defined below), it terminates the Employee's employment for any reason other than Just Cause (as defined below), or for no reason, or if Employee shall terminate his employment for Good Reason as defined herein, then, in either case, the Company shall pay to or for the benefit of Employee, and Employee shall be entitled to receive from the Company, in lieu of any other severance compensation or benefit, the following:

        (a) If Employee elects continuation coverage under COBRA with respect to the Company's group medical and dental insurance plans as in effect from time to time for Company employees generally, the Company shall pay for the benefit of Employee, for a period ending on the earlier of (i) the first anniversary of the effective date of termination of Employee's employment or (ii) the date on which Employee becomes eligible to participate in any other medical insurance plan as an employee of any other employer (whether or not Employee elects to participate), a portion of the premium for such continuation coverage equal to the same portion of the premium that the Company is contributing at such time, for single person coverage only, for Company employees generally who are participating in the same medical and dental plans as Employee; and

        (b) The Company shall pay Employee's base salary as in effect immediately prior to the termination of his employment (which shall not include any incentive or bonus payments) for a period of one year following the effective date of termination of his employment.

     The foregoing severance benefit and compensation shall be payable monthly (or otherwise coincident with the Bank's normal payroll periods), subject to deduction for any applicable payroll and withholding taxes.

     For purposes of this Agreement, Employee's employment shall be deemed to have been terminated for "Just Cause" if the Company terminates Employee's employment for cause consisting of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease and desist order, willful or intentional breach or neglect by Employee of his duties as an employee of Bank, persistent negligence or misconduct in the performance of her duties, material breach of any policy of the Company communicated to Employee or to employees generally, or the issuance of an order, directive or notice by any federal or state governmental agency requiring termination of Employee's employment or suspension of Employee.

     For purposes of this Agreement, termination by Employee of his employment for "Good Reason" shall mean Employee's termination of employment within one year from the occurrence of a Change in Control if, following the Change in Control, Employee shall have been assigned to any duties inconsistent with Employee's position, duties, responsibilities and status with the Bank immediately prior to the Change in Control or there shall have been a change in Employee's title as Chief Financial Officer of the Bank (or such other title as Employee shall have held immediately prior to the Change in Control).

     Also for the purposes of this Agreement, a "Change in Control" means, with respect to the Holding Company or the Bank, occurrence of either the following:
(a) Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect from time to time (the "Exchange Act") is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holding Company or the Bank (excluding the Holding Company's ownership in the Bank) representing 51% or more of the combined voting power of the Holding Company's or the Bank's then outstanding securities, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     2. Confidentiality and Restrictive Covenants.
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        2.1 Employee agrees and acknowledges that by virtue of his employment by the Company, he will have an intimate knowledge of the activities and affairs of the Company, including trade secrets, plans, business plans, strategies, projections, financial planning, cost/benefit analysis, market studies, customer information, employee records and other internal proprietary and/or confidential information and matters (collectively "Confidential Information").

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

        2.2 During and after any termination of Employee's employment: except for the purpose of carrying out his duties for the Company, Employee will not remove or retain, or make copies or reproductions of any figures, documents, records, discs, computer records, calculations, letters, papers or recorded or documented information of any type or description relating to the business of the Company; and Employee agrees that he will not divulge to others, or use for any purpose other than his employment with the Company, any Confidential Information or other information (whether or not documented or recorded) or data acquired by his while in the Company's employ relating to inventions, methods, processes, or other trade secrets or Confidential Information.

        2.3 Employee agrees that Company is, and shall be, the sole and exclusive owner of all improvements, procedures, processes, methods, ideas, and suggestions, whether or not subject to patent or trademark protection, and all copyrightable materials which are conceived by Employee during his employment, which relate to the business of the Company, which are confidential, and which are not readily ascertainable from persons or other sources outside the Company.

        2.4 For a period of one (1) year after the termination of his employment, Employee shall not, directly or indirectly, solicit, induce, encourage or attempt to influence any client, customer, or employee of the Company to cease to do business with, to direct business from, or to terminate any employee's employment with the Company.

        2.5 The Company shall be entitled to immediate injunctive or other equitable relief to restrain Employee from failing to comply with any obligation under Sections 2.1 through 2.4 or from rendering his services to others than the Company, in addition to any other remedies to which the Company may be entitled at law or in equity. The right to such injunctive or other equitable relief shall survive the termination of Employee's employment.

        2.6 Employee acknowledges that the restrictions contained in Sections 2.1 through 2.4 are reasonable and necessary to protect the legitimate interests of the Company and that any violation thereof would result in irreparable injuries to the Company. Employee acknowledges that, in the event of the Employee's violation of any of these restrictions, the Company is entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as damages, and an equitable accounting of any earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. Employee further acknowledges that the provisions of Sections 2.1 through 2.6, inclusive, shall remain in full force and effect beyond the termination of Employee's employment for any reason, including but not limited to termination after a Change in Control.

     3. Miscellaneous.
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        3.1 This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof, superseding all prior agreements and understandings, whether written or oral. This Agreement shall take effect as a supplement to the terms of Employee's employment, which the parties acknowledge continues on an at-will basis, terminable by any party at any time for any reason or for no reason, and does not affect any of the other terms of employment not specifically dealt with herein. Without limiting the generality of the foregoing, Employee acknowledges that the vesting of benefits (such as, by way of example, life insurance, stock options, pension and 401K matching contribution) shall cease upon termination of his employment.

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

        3.2 This Agreement shall be governed in all respects and be interpreted by and under the laws of the Commonwealth of Pennsylvania, except to the extent that such laws may be preempted by applicable federal law. The Company and Employee agree that any dispute regarding the provisions of Section 1 of this Agreement that cannot be resolved amicably by the parties will be submitted to binding arbitration in accordance with the rules of American Arbitration Association. (Any dispute involving the provisions of Section 2 of this Agreement, including but not limited to any action to enforce provisions of
Section 2, shall not be subject to arbitration, and the Company may seek an injunction or other equitable relief in courts of competent jurisdiction in Pennsylvania or elsewhere.) The arbitrator in any arbitration provided for herein will be selected by the parties or if the parties cannot mutually agree, then appointed by the American Arbitration Association. The arbitration will be held in Philadelphia, Pennsylvania and the arbitrator will apply Pennsylvania law (except as to any issue preempted by federal law). Judgment upon any award rendered by the arbitrator will be final and binding and may be entered in any court of competent jurisdiction. The arbitrator is empowered to award any remedy or damages consistent with existing law. The parties shall be responsible for their own costs and expenses under this Section 3.2. The provisions of this
Section 3.2 shall remain in full force and effect after termination of Employee's employment for any reason, including but not limited to termination after a Change in Control.

        3.3 If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

        3.4 The rights and obligations of the parties to this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the heirs and personal representatives of Employee.

        3.5 No course of conduct between the Company and Employee and no delay or omission of the Company or Employee to exercise any right or power given under this Agreement shall (i) impair the subsequent exercise of any right or remedy, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or remedy that shall theretofore have arisen. Every right and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time and as often as made by deemed expedient. All such rights and remedies shall be cumulative to the fullest extent permitted by law.

        3.6 References herein to any particular section of a statute, rule or regulation shall also be deemed to be a reference to any successor section, statute, rule or regulation.

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

        3.7 This Agreement may not be modified, changed, amended or altered except by an instrument in writing signed by Employee or by his duly authorized representative, and by a duly authorized officer of each of the Bank and the Holding Company.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



FIRST FINANCIAL BANK                     CHESTER VALLEY BANCORP INC.



By: /s/ Donna M. Coughey                By: /s/ James E. McErlane
    ---------------------------------       ------------------------------------
    Donna M. Coughey, President             James E. McErlane, Chairman
    and Chief Executive Officer


Witness:                                 EMPLOYEE



/s/ Sharon E. Lemon                      /s/ Joseph T. Crowley
-------------------------------------    ---------------------------------------
Sharon E. Lemon                          Joseph T. Crowley



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